As  filed  with  the  Securities  and Exchange Commission on September 9,1998.

Registration  No.  333-

SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.C.  20549

FORM  S-8

REGISTRATION  STATEMENT
UNDER
THE  SECURITIES  ACT  OF  1933

INCYTE  PHARMACEUTICALS,  INC.
----------------------------------------
(Exact  name  of  registrant  as  specified  in  its  charter)

Delaware                                        94-3136539
______________________________          ________________________________
(State  or  other  jurisdiction  of          (I.R.S.  Employer
incorporation  or  organization)          Identification  No.)

3174  Porter  Drive
Palo  Alto,  California                                   94304
________________________________         ________________________________
(Address  of  Principal  Executive  Offices)          (Zip  Code)

1991  STOCK  PLAN  OF  INCYTE  PHARMACEUTICALS,  INC.
________________________________________________________
(Full  title  of  the  plan)

ROY  A.  WHITFIELD                                              Copy  to:
President  and  Chief  Executive  Officer          STANTON  D. WONG, ESQ.
Incyte  Pharmaceuticals,  Inc.          Pillsbury  Madison  &  Sutro  LLP
3174  Porter  Drive                                       P.O.  Box  7880
Palo  Alto,  California  94304                 San  Francisco,  CA  94120
(415)  855-0555                                           (415)  983-1000
____________________________                 ____________________________
(Name, address and telephone number, including area code, of agent for service)

CALCULATION  OF  REGISTRATION  FEE

Title of. . . .  Amount        Proposed Maximum  Proposed           Amount of
Securities To .  To Be         Offering Price    Maximum Aggregate  Registration
Be Registered .  Registered(1) per Share(2)      Offering Price(2)  Fee


Common Stock, .  1,500,000
 .001 par value   shares        $19.25            $28,875,000         $8518.13



(1)   Calculated  pursuant  to  General  Instruction  E  to  Form  S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market on September 4, 1998.
     _________________

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


INFORMATION  REQUIRED  PURSUANT
-------------------------------
TO  GENERAL  INSTRUCTION  E  TO  FORM  S-8
------------------------------------------

GENERAL  INSTRUCTION  E  INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 16, 1997 (File No. 333-31413), October 4, 1996 (File No. 333-13449), June 20, 1995 (File No. 33-93666) and on March 10, 1994
(File  No.  33-76344)  are  hereby  incorporated  by  reference.


Part  II

INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-27488) for the fiscal year ended December 31, 1997;

     (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-27488) for the quarters ended March 31, 1998 and June 30, 1998;

     (3) Registrant's Current Report on Form 8-K, as amended on Form 8-K/A, dated January 22, 1998;

     (4) Registrant's Current Reports on Form 8-K dated June 12, 1998, August 17, 1998 and September 2, 1998 (File No. 0-27488);

     (5) The description of the Common Stock contained in Registrant's Registration Statement on Form 8-A filed January 5, 1996 (File No. 0-27488).

     In  addition,  all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.



EXHIBITS
--------
Exhibit
Number.  Exhibit
-------  --------

5.1      Opinion of Pillsbury Madison & Sutro LLP.

10.18    1998 Amendment to the 1991 Stock Plan

23.1     Consent of Ernst & Young LLP,
         independent Auditors.

23.2     Consent of Pillsbury Madison &
         Sutro LLP (included in Exhibit 5.1).

SIGNATURES
----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Palo Alto, State of California, on September 2, 1998.

     INCYTE  PHARMACEUTICALS,  INC.



     By   /s/  ROY  A.  WHITFIELD
         -----------------------------------------------
          Roy  A.  Whitfield
          Chief  Executive  Officer
   (Principal  Executive  Officer)


POWER  OF  ATTORNEY
-------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield and Randal W. Scott, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

  Signature 			  Title                           Date
-------------------------  ------------------------------  -----------------

 /s/ ROY A. WHITFIELD      Chief Executive Officer         September 2, 1998
-------------------------  (Principal Executive Officer)
  Roy A. Whitfield 		and Director


 /s/ DENISE M. GILBERT     Executive Vice President,       September 2, 1998
-------------------------  Finance and
  Denise M. Gilbert        Chief Financial Officer
                           (Principal Financial Officer)


 /s/ WILLIAM DELANEY       Corporate Controller            September 2, 1998
-------------------------  (Principal Accounting Officer)
  William Delaney

 /s/ JEFFREY J. COLLINSON  Chairman of the Board           September 2, 1998
-------------------------
  Jeffrey J. Collinson

 /s/ RANDAL W. SCOTT       Director                        September 2, 1998
-------------------------
  Randal W. Scott

 /s/ BARRY M. BLOOM        Director                        September 2, 1998
-------------------------
  Barry M. Bloom

 /s/ FREDERICK B. CRAVES   Director                        September 2, 1998
-------------------------
     Frederick B. Craves

 /s/ JON S. SAXE           Director                        September 2, 1998
-------------------------
  Jon S. Saxe


INDEX  TO  EXHIBITS
-------------------

Exhibit
Number.  	Exhibit
-------  	-------

             5.1  		Opinion of Pillsbury Madison & Sutro LLP.

             10.18  		1998 Amendment to the 1991 Stock Plan.

             23.1  		Consent of Ernst & Young LLP,
                  		Independent Auditors.

             23.2  		Consent of Pillsbury Madison &
                  		Sutro LLP (included in Exhibit 5.1).

EXHIBIT  5.1
------------


{PILLSBURY  MADISON  &  SUTRO  LLP  LETTERHEAD]

September  2,  1998



Incyte  Pharmaceuticals,  Inc.
3174  Porter  Drive
Palo  Alto,  CA  94304


Re:      Registration  Statement  on  Form  S-8


Ladies  and  Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,500,000 shares of the Company's Common Stock issuable pursuant to the Company's 1991 Stock Plan, as amended (the "Stock Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Stock Plan, will be duly authorized and legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

          Very  truly  yours,

          /s/  PILLSBURY  MADISON  &  SUTRO  LLP

                                                  Exhibit  10.18
                                                  --------------
1998  AMENDMENT  TO  THE
------------------------

1991  STOCK  PLAN
-----------------

OF  INCYTE  PHARMACEUTICALS,  INC.
----------------------------------


     THIS AMENDMENT amends the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. (the "Company"), as last amended as of July 16, 1997 (the "Plan"). Unless specifically otherwise defined, each term used herein shall have the meaning assigned to such term in the Plan.

W  I  T  N  E  S  S  E  T  H:

     WHEREAS, the Board of Directors has determined that it is in the best interest of the Company to amend the Plan to increase the number of shares authorized for issuance thereunder:

     NOW  THEREFORE,  the  Plan  is  hereby  amended  as  follows:

     1.   Stock  Subject  to  the  Plan.
          -----------------------------

     1.1 Section 5, paragraph (a) of the Plan shall be amended by deleting the second sentence and replacing it with the following:

          "The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 6,300,000 Shares, subject to adjustment pursuant to Section 9."

     2.   Date of Amendment.  To record the adoption of this Amendment to
          -----------------
the Plan by the Board of Directors as of April 7, 1998 and the approval by the stockholders of this Amendment on June 15, 1998, the Company has caused its authorized officer to execute the same.


                              INCYTE  PHARMACEUTICALS,  INC.



                              By    /s/  ROY  A.  WHITFIELD
                                  -------------------------
                                  President  and  Chief  Executive
                                   Officer

                                                  Exhibit  23.1
                                                  -------------

CONSENT  OF  ERNST  &  YOUNG  LLP,  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Stock Plan of Incyte Pharmaceuticals, Inc. of our report dated January 12, 1998, except for "Principles of Consolidation" in Note 1 and paragraph 3 of Note 7 as to which the date is January 22, 1998, with respect to the consolidated financial statements of Incyte Pharmaceuticals, Inc. included in its Current Report on Form 8-K dated June 12, 1998, for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/  ERNST  &  YOUNG  LLP


Palo  Alto,  California
September  2,  1998